Exhibit 32.1

Certification Pursuant to 18 U.S.C. § 1350 as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Stewardship Financial Corporation (the “Corporation”), certifies that:

(1)
the Annual Report on Form 10-K of the Corporation for the year ended December 31, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Dated: March 30, 2011	/s/ Paul Van Ostenbridge
Paul Van Ostenbridge
President and Chief Executive Officer

Dated: March 30, 2011	/s/ Claire M. Chadwick
Claire M. Chadwick
Senior Vice President and
Chief Financial Officer

This certification is made solely for the purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.